Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

         Re:      Sunburst Acquisitions I, Inc. ("Sunburst")

Ladies and Gentlemen:

         We were previously principal accountants for Sunburst Acquisitions I, Inc. ("Sunburst") and on August 4, 1998 we reported on the financial statements of Sunburst as of and for the period from inception (February 25, 1997) to April 30, 1998. On February 11, 1999, we were dismissed as principal accountants of Sunburst. We have read Sunburst's statements included under Item 4 of its Form 8-K for February 11, 1999 as they relate to Comiskey & Company, P.C., and we agree with those statements.

                                                    /s/ Jennifer Maliar
                                                  ------------------------------
                                                  COMISKEY & COMPANY
                                                  PROFESSIONAL CORPORATION

Denver, Colorado
February 18, 1999


                                                  Jennifer Maliar, C.P.A.
                                                  789 Sherman Street, Suite 440
                                                  Denver, Colorado 80203
                                                  (303) 830-2255
                                                  (303) 830-0876-fax


          Members of American Institute of Certified Public Accountants